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                                   Exhibit 4.2
                                   -----------

                        THE DESCARTES SYSTEMS GROUP INC.
                        --------------------------------

                   TERMS AND CONDITIONS OF STOCK OPTION GRANT
                   ------------------------------------------

                                    ARTICLE 1
                                    ---------

                                   DEFINITIONS
                                   -----------

1.1 When used herein, the following terms shall have the following meanings:

         "Affiliate" - has the meaning given to that term in the Business Corporations Act (Ontario).

         "Board" - means the Board of Directors of the Company.

         "Committee"- means a committee of the members of the Board.

         "Company" - means The Descartes Systems Group Inc. and its Affiliates.

         "Exercise Notice" - means a notice in writing in the form attached hereto as Schedule "A" signed by the Recipient stating the Recipient's intention to exercise a particular Option.

         "Exercise Price" - means the price at which a Share may be purchased pursuant to the exercise of an Option.

         "Exercise Term" - means the period of time during which Options may be exercised.

         "Exchange" - means The Toronto Stock Exchange, the National Market System of the National Association of Securities Dealers Automated Quotation System or any other stock exchange on which the Shares are listed and posted for trading or quoted.

         "Option" - means a right that may be granted to a Recipient pursuant to the terms of this Agreement that allows the Recipient to purchase Shares at a set price for a future period that does not exceed the expiry date set out in the grant.

         "Option Agreement" - means a signed written agreement evidencing the terms and conditions upon which an Option is granted under the Terms and Conditions, substantially in the form set out in Schedule "B".

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         "Recipients" - means those key employees of the Company, or to a personal holding corporation wholly owned by such Recipient(s) or to a registered retirement savings plan established for the sole benefit of such Recipient(s), who are granted Options pursuant to these Terms and Conditions.

         "Shares" - means the authorized and unissued common shares of the Company.

         "Terms and Conditions" - means this document, being The Descartes Systems Group Inc. Terms and Conditions of Stock Option Grant.

                                    ARTICLE 2
                                    ---------

                               EXERCISE OF OPTIONS
                               -------------------

2.1      Non-transferability: Options granted pursuant to these Terms and
         -------------------
         Conditions may only be exercised by a Recipient personally and no assignment or transfer of Options whether voluntary, involuntary, by operation of law or otherwise, shall vest any interest or right in such Options whatsoever in any assignee or transferee, but immediately upon any assignment or transfer, or any attempt to make the same, such Options shall terminate and be of no further effect. Notwithstanding this Section 2.1, in the event that a Recipient who is an officer, director or employee of the Company dies prior to his or her Options having been exercised, these Options may, subject to the Terms and Conditions, be exercised by the person or persons to whom the Recipient's rights under the Option pass by will or applicable law, or if no person has such right, by the Recipient's executors or administrators at any time, or from time to time, but in no event later than the expiration date specified in the Option.

2.2      Exercise Term:
         -------------

              (a) Options granted to Recipients may only be exercisable by the Recipient if all conditions to vesting set out in the Option Agreement have been satisfied.

              (b) In no event shall the Exercise Term of an Option exceed the term set out in the Option Agreement.

              (c) Subject to Subsections 2.2(a) and 2.2(b) and the Terms and Conditions, Options may be exercised by means of giving an Exercise Notice addressed to the Company.

2.3      Exercise Price: The Exercise Price of any Option shall be the price
         --------------
         set out in the Option Agreement.

2.4      Payment of Exercise Price: The Exercise Price shall be fully paid in
         -------------------------
         cash or loans at the time of exercise. No Shares shall be issued or transferred until full cash payment has been received therefor. As soon as practicable after receipt of any Exercise Notice and full payment, the Company shall deliver to the eligible Recipient, a certificate or certificates representing the acquired Shares.

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2.5      Termination of Employment for Cause or Removal of a Director: Where a
         ------------------------------------------------------------
         Recipient's employment with the Company is terminated for cause (as such term is defined in law) or where a Recipient who is a director of the Company is removed as a director prior to the end of his or her term, each Option granted to that Recipient that has vested and each Option granted to that Recipient that has not then vested shall, subject to the discretion of the Board, the Committee or an officer, immediately terminate.

2.6      Death: In the event of the death of a Recipient, all Options which have
         -----
         vested may be exercised by the Recipient's estate at any time within 6 months from the date of death, or for such longer period of time as the Board, the Committee or an officer may determine.

2.7      Termination of Employment for Other than Cause or Death: Where a
         -------------------------------------------------------
         Recipient's employment with the Company terminates for any reason other than as contemplated in Sections 2.5 or 2.6 above, or in the event a Director is not re-elected to the Board of Directors, each Option granted to that Recipient that has not then vested shall, subject to the discretion of the Board, the Committee or an officer, immediately terminate. In such cases, all Options granted to such Recipients that have vested may be exercised by the Recipient at any time within 6 months of the date of termination, or non-re-election, as the case may be, or for such longer period of time as the Board, the Committee or an officer may determine.

                                   ARTICLE 3
                                   ---------

                          REORGANIZATION OF THE COMPANY
                          -----------------------------

3.1      General: The existence of any Options shall not affect in any way the
         -------
         right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or any other change in the Company's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares of any class or other securities of the Company or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

3.2      Reorganization of Company's Capital: Should the Company effect a
         -----------------------------------
         subdivision or consolidation of shares or any similar capital reorganization or a payment of a stock dividend (other than a stock dividend which is in lieu of a cash dividend), or should any other change be made in the capitalization of the Company which, in the opinion of the Board, the Committee or an officer, would warrant an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price thereof in order to preserve proportionately the rights and obligations of Recipients, such adjustment shall be made as may be equitable and appropriate to that end. Notwithstanding anything hereinabove, a decision of the Board, the Committee or an officer in respect of any and all matters falling within the scope of this Section or Section 3.3 shall be final and without recourse on the part of any Recipient and his or her heirs or legal representatives.

3.3      Other Events Affecting the Company: In the event of an amalgamation,
         ----------------------------------
         combination, merger or other reorganization involving the Company, by exchange of shares of any class, by sale or lease of assets, or otherwise, which in the opinion of the Board, the Committee or an officer warrants an adjustment to the number of Shares which may be acquired on the exercise of any outstanding Options and/or an adjustment to the Exercise Price thereof in order to preserve proportionately the rights and obligations of Recipients, such adjustments shall be made as may be equitable and appropriate to that end.

3.4      Immediate Exercise of Options: Where the Board, the Committee or an
         -----------------------------
         officer determines that the adjustments provided for in Sections 3.2 and 3.3 would not preserve proportionately the rights and obligations of Recipients in the circumstances or otherwise determines that it is appropriate the Board, the Committee or an officer may permit the immediate exercise of any outstanding Options which are not otherwise exercisable.

3.5      Issue by Company of Additional Shares: Except as expressly provided in
         -------------------------------------
         this Article 3, the issue by the Company of shares of any class, or securities convertible into shares of any class, for money, services or property either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares which may be acquired on the exercise of any outstanding Options or the Exercise Price under such Options.

                                    ARTICLE 4
                                    ---------

                            MISCELLANEOUS PROVISIONS
                            ------------------------

4.1      Legal  Requirement:  The  Company  shall not be  obligated  to grant
         ------------------
         any Shares if the issuance or exercise thereof would constitute a violation by the Recipients or the Company of any provisions of any applicable valid statutory or regulatory enactment.

4.2      Rights of Recipient: The granting of Options shall not give any
         -------------------
         employee the right to be employed by the Corporation or to continue to be employed by the Corporation. No Recipient shall have any rights as a shareholder of the Company in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the allotment and issuance to the Recipient of certificates representing such Shares.

4.3      Amendment or Discontinuance: Subject to receipt of any necessary
         ---------------------------
         regulatory approval, the Board, the Committee or an officer may, at any time or from time to time, amend, suspend or terminate the Terms and Conditions hereof in such respects as it, in its discretion, may determine appropriate provided, however, that no amendment, suspension or termination of the Terms and Conditions shall, without the consent of any Recipient or the representatives of his or her estate, as applicable, alter or impair any rights or obligations arising from any Option previously granted to a Recipient pursuant to the Terms and Conditions.

4.4      Indemnification: Every director of the Company shall at all times be
         ---------------
         indemnified and saved harmless by the Company from and against all costs, charges and expenses whatsoever including any income tax liability arising from any such indemnification, which such director may sustain or incur by reason of any action, suit or proceeding, proceeded or threatened against the director, otherwise than by the Company, for or in respect of any act done or omitted by the director in respect of these Terms and Conditions, such costs, charges and expenses to include any amount paid to settle such action, suit or proceeding or in satisfaction of any judgement rendered therein.

4.5      Effective Date: The Terms and Conditions are effective as of the date
         --------------
         of the grant of Options to the Recipient.

4.6      Governing Law: These Terms and Conditions are created under and shall
         -------------
         be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada as applicable therein.

4.7      Currency:  All dollar amounts,  including the Exercise Price of any
         --------
         Options granted pursuant to the Terms and Conditions, are expressed in Canadian dollars.



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                                   SCHEDULE A
                                   ----------

                        THE DESCARTES SYSTEMS GROUP INC.

                       STOCK OPTION SUBSCRIPTION AGREEMENT

To:               The Chairman of The Descartes Systems Group Inc.

Date:             _________________ ____, 200__

Re:               The Descartes Systems Group Inc. Stock Options

I refer to the option granted to me on _______________ __, 200__, pursuant to The Descartes Systems Group Inc. Terms and Conditions of Stock Option Grant wherein I was granted an option to subscribe for and purchase fully paid and non-assessable common shares in the capital of The Descartes Systems Group Inc. (the "Company").

In the exercise of my rights under the said option, I hereby subscribe for _______ fully paid and non-assessable common shares in the capital of the Company at $_________ per share in lawful money of Canada, payment for which in the aggregate amount of $________ accompanies this subscription.

Will you please cause such shares to be certified and registered as follows:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------

(Insert full name and address of purchaser including postal code)

and forward the relevant certificate or certificates to the registered holder at the address shown above.

                                         Yours very truly,

                                         ------------------------------------
                                         (Signature)

                                         ------------------------------------
                                         (Name of Optionee - Please Print)

                                         ------------------------------------
                                         (Capacity - complete only if other than
                                         the Recipient (e.g. personal legal
                                         representative or trustee)

                                   SCHEDULE B
                                   ----------

                        THE DESCARTES SYSTEMS GROUP INC.

                                OPTION AGREEMENT

To:               _______________________________

Date:             _________________  __, 200__

Re:               Grant of Option to Acquire Common Share in The Descartes
                  Systems Group Inc.

Attached hereto is a copy of The Descartes Systems Group Inc. Terms and Conditions of Stock Option Grant (the "Terms and Conditions") for The Descartes Systems Group Inc. (the "Company").

This is to advise you that you have been granted options on _________ common shares (the "Shares") in the capital of the Company subject to this agreement (the "Agreement") and the Terms and Conditions.

1.       The exercise price of the Shares is $________ per share.

2. Your option may be exercised in whole or in part, subject to the vesting rules described below, at any time or from time to time, up to and including, but not after, ______________ __, 200__, on which date your option, unless earlier terminated by reason of your death or ceasing to be a Recipient (as defined in the Terms and Conditions), shall expire:

                             [insert vesting rules]

3. The Terms and Conditions are hereby deemed to be incorporated into and to form part hereof. If there is a conflict between any provision of this Agreement and any provision of the Terms and Conditions, the relevant provision of this Agreement is to prevail.

4. No share certificates representing such Shares shall be delivered until payment for the Shares has been made in full.

If you desire to accept this option, please so indicate in the space below. Please note that acceptance does not constitute an exercise of the option. Options must be exercised in accordance with the Terms and Conditions by completing and submitting a subscription substantially in the form of Schedule A annexed to the Terms and Conditions, accompanied by payment in full of the option price of the Shares in respect of which the said option is then being exercised.

                                            THE DESCARTES SYSTEMS GROUP INC.


                                            by:_________________________________


I hereby desire to accept the above option and agree to the terms and the conditions hereinbefore set forth including the Terms and Conditions.



------------------------------------
(Name of Recipient)